Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TuSimple Holdings Inc. (formerly known as Tusimple (Cayman) Limited):

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

March 23, 2021